Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
AdCare Health Systems, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP
Atlanta, Georgia
October 30, 2015